As filed with the Securities and Exchange Commission on August 14, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RACKSPACE HOSTING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-3016523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5000 Walzem Rd.

San Antonio, Texas 78218

(210) 312-4000

(Address, including zip code and telephone number, of principal executive offices)

1999 ASSUMED STOCK OPTION PLAN

2003 STOCK OPTION PLAN

2005 NON-QUALIFIED STOCK OPTION PLAN

WEBMAIL.US, INC. 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Alan Schoenbaum

Rackspace Hosting, Inc.

5000 Walzem Rd.

San Antonio, Texas 78218

(Name and address of agent for service)

(210) 312-4000

(Telephone number, including area code, of agent for service)

Copy to:

Steven E. Bochner

Brian K. Beard

Derek L. Willis

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, TX 78746-5546

(512) 338-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not Check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
—Outstanding under the 1999 Assumed Stock Option Plan (2)	1,689,075 shares	$0.62(2)	$1,047,226.50	$41.16
—Outstanding under the 2003 Stock Option Plan (3)	2,106,875 shares	$1.21(3)	$2,549,318.75	$100.19
—Outstanding under the Non-Qualified 2005 Stock Option Plan (4)	10,791,826 shares	$3.83(4)	$41,332,693.58	$1,624.37
—Outstanding under the Webmail.us, Inc. 2004 Stock Incentive Plan (5)	82,770 shares	$1.71(5)	$141,536.70	$5.56
—Outstanding under the Amended and Restated 2007 Long-Term Incentive Plan (6)	5,853,610 shares	$9.83(6)	$57,540,986.30	$2,261.36
—To be issued under the 2007 Long-Term Incentive Plan (7)	5,918,390 shares	$12.50(7)	$73,979,875.00	$2,907.41
—To be issued under the 2008 Employee Stock Purchase Plan (8)	500,000 shares	$12.50(8)	$6,250,000.00	$245.63
TOTAL	26,942,546 shares		$182,841,636.83	$7,185.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $0.62 per share represents the weighted average exercise price for outstanding options.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $1.21 per share represents the weighted average exercise price for outstanding options.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $3.83 per share represents the weighted average exercise price for outstanding options.
(5)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $1.71 per share represents the weighted average exercise price for outstanding options.
(6)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $9.83 per share represents the weighted average exercise price for outstanding options.
(7)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $12.50, the Initial Public Offering Price set forth on the cover page of the Registrant’s Prospectus dated August 7, 2008 relating to its initial public offering.
(8)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $12.50, the Initial Public Offering Price set forth on the cover page of the Registrant’s Prospectus dated August 7, 2008 relating to its initial public offering.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Rackspace Hosting, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) Our prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on August 8, 2008, relating to our Registration Statement on Form S-1 (File No. 333-150469) and which includes audited financial statements for our latest fiscal year; and

(2) The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-34143) filed with the Commission on July 31, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas, counsel to the Registrant. Certain members of, investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation beneficially hold an aggregate of 44,170 shares of our common stock, which represents less than 0.05% of our outstanding shares of common stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty;

•	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	Under section 174 of the Delaware General Corporation law regarding unlawful dividends and stock purchases; or

•	For any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Bylaws provide that:

•	We are required to indemnify our directors and officers to the fullest extend permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	We may indemnify our other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•

We are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	We may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	The rights conferred in the Bylaws are not exclusive.

We intend to enter into indemnity agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving our directors, officers, or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our restated certificate of incorporation and amended and restated bylaws and the indemnity agreements entered into between us and each of our directors and officers may be sufficiently broad to permit indemnification of the our directors and officers for liabilities arising under the Securities Act.

We are seeking to obtain a new directors’ and officers’ liability insurance policy and expect the insurance to include coverage for securities matters.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1*	Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150469), as amended (“Registrant’s Form S-1”)).

4.2*	1999 Assumed Stock Option Plan and forms of agreements thereunder, as amended (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1).

4.3*	2003 Stock Option Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

4.4*	2005 Non-Qualified Stock Option Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.5(a)*	Amended and Restated 2007 Long-Term Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.6(a) to the Registrant’s Form S-1).

4.5(b)*	Certificate of Amendment to Amended and Restated 2007 Long-Term Incentive Plan (which is incorporated herein by reference to Exhibit 10.6(b) of the Registrant’s Form S-1

Exhibit Number	Description
4.6*	Webmail.us, Inc. 2004 Stock Incentive Plan, as amended (which is incorporated herein by reference to Exhibit 10.7 to the Registrant’s Form S-1).

4.7*	2008 Employee Stock Purchase Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1).

4.8*	Global Amendment to the Registrant’s 1999 Assumed Stock Option Plan, 2003 Stock Option Plan, 2005 Non-Qualified Stock Option Plan, Webmail.us, Inc. 2004 Stock Incentive Plan, and Amended and Restated 2007 Long-Term Incentive Plan (which is incorporated herein by reference to Exhibit 10.38 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-150469), as declared effective on August 7, 2008.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 13 day of August, 2008.

RACKSPACE HOSTING, INC.

By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints A. Lanham Napier and Alan Schoenbaum, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ A. Lanham Napier	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2008
A. Lanham Napier

/s/ Bruce R. Knooihuizen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 13, 2008
Bruce R. Knooihuizen

/s/ Graham Weston	Chairman	August 13, 2008
Graham Weston

/s/ S. James Bishkin	Director	August 13, 2008
S. James Bishkin

/s/ Frederic C. Hamilton, Jr.	Director	August 13, 2008
Frederic C. Hamilton, Jr.

/s/ Palmer L. Moe	Director	August 13, 2008
Palmer L. Moe

/s/ George J. Still, Jr.	Director	August 13, 2008
George J. Still, Jr.

RACKSPACE HOSTING, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-150469), as amended (“Registrant’s Form S-1”)).

4.2*	1999 Assumed Stock Option Plan and forms of agreements thereunder, as amended (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1).

4.3*	2003 Stock Option Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

4.4*	2005 Non-Qualified Stock Option Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.5(a)*	Amended and Restated 2007 Long-Term Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.6(a) to the Registrant’s Form S-1).

4.5(b)*	Certificate of Amendment to Amended and Restated 2007 Long-Term Incentive Plan (which is incorporated herein by reference to Exhibit 10.6(b) of the Registrant’s Form S-1

4.6*	Webmail.us, Inc. 2004 Stock Incentive Plan, as amended (which are incorporated herein by reference to Exhibit 10.7 to the Registrant’s Form S-1).

4.7*	2008 Employee Stock Purchase Plan and form of agreement thereunder (which are incorporated herein by reference to Exhibit 10.8 to the Registrant’s Form S-1).

4.8*	Global Amendment to the Registrant’s 1999 Assumed Stock Option Plan, 2003 Stock Option Plan, 2005 Non-Qualified Stock Option Plan, Webmail.us, Inc. 2004 Stock Incentive Plan, and Amended and Restated 2007 Long-Term Incentive Plan (which is incorporated by reference to Exhibit 10.38 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-150469), as declared effective on August 7, 2008.